AMENDMENT No. 3 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT No. 3 to EMPLOYMENT AGREEMENT (“Amendment No. 3”), is entered into as of March 1, 2017, by and between Third Point Reinsurance Ltd., a Bermuda company (the “Company”), and Daniel Victor Malloy III (the “Executive”).

WHEREAS, the Company and the Executive entered into a certain Employment Agreement dated as of January 23, 2012, an Amendment No. 1 to Employment Agreement dated as of April 1, 2015, and an Amendment No. 2 dated as of May 4, 2016 (the initial Employment Agreement and Amendments thereto, collectively, the “Employment Agreement”); and

WHEREAS, the Company desires to amend the Executive’s title and enlist the services and employment of the Executive on behalf of the Third Point Reinsurance Company Ltd. as Chief Underwriting Officer, subject to the approval of Bermuda Immigration authorities, and the Executive is willing to render such services and the Company and Executive agree to otherwise maintain the terms and conditions set forth in the Employment Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
1.      Section 2, Extent of Employment, sub-section (a) of the Employment Agreement shall be amended to read in its entirety as follows:

“2(a). Duties. During the Employment Term, subject to the approval of Bermuda immigration authorities, the Executive shall serve as the Chief Underwriting Officer of Third Point Reinsurance Company Ltd. In his capacity as Chief Underwriting Officer, the Executive shall perform such senior executive duties, services, and responsibilities on behalf of the Company consistent with such position as may be reasonably assigned to the Executive from time to time by the Chief Executive Officer of the Company. In performing such duties hereunder, the Executive shall report directly to the Chief Executive Officer.”

2.    The parties hereto agree that except as specifically set forth in this Amendment No. 3, each and every provision of the Employment Agreement shall remain in full force and effect as set forth therein.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to be executed, and the Executive has hereunto set his hand, in each case to be effective as of the day and year first above written.
THIRD POINT REINSURANCE LTD.
_By:     /s/ J. Robert Bredahl
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Name:    J. Robert Bredahl
Title: President and Chief Executive Officer

By:     /s/ Janice R. Weidenborner
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Name:    Janice R. Weidenborner
Title: EVP, Group General Counsel and Secretary

EXECUTIVE
/s/ Daniel Victor Malloy III
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Daniel Victor Malloy III